Exhibit 4.1.2

CSX CORPORATION

AND

THE CHASE MANHATTAN BANK

(NATIONAL ASSOCIATION),

Trustee

FIRST SUPPLEMENTAL

INDENTURE

Dated as of June 15, 1991

Senior Securities

FIRST SUPPLEMENTAL INDENTURE, dated as of June 15, 1991 between CSX Corporation, a Virginia corporation (the “Company”), and The Chase Manhattan Bank (National Association), a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 1, 1990 (herein called the “Indenture”), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) may be issued from time to time;

WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose, among other things, of (i) changing or eliminating any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any and all series issued on or after the date hereof; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any and all series established on or after the date hereof, as follows:

ARTICLE ONE

Section 1.1.    Definitions. Section 101 of the Indenture is hereby amended by:

(i)    replacing the definition of “Euro-clear” with the following:

“Euroclear Operator” means Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System.

(ii)    adding the following definition:

“Restricted Period” has the meaning given to it in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Section 1.2.    Amount Unlimited; Issuable in Series. Clause (15) of Section 301 of the Indenture is hereby amended to read as follows:

(15) any limitation on the application of either or both of Sections 1402 and 1403 to the Securities of the series;

Section 1.3.    Execution, Authentication, Delivery and Dating. Section 303 of the Indenture is hereby amended by:

(i)    amending the third paragraph thereof to read as follows:

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series; provided further, however, that, in connection with its sale during the Restricted Period, no Euro-Security shall be delivered to any location in the United States or its possessions; and provided further, however, that a Euro-Security (other than a Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if, on the earlier of the date of such delivery or the first actual payment of interest by the Company on the Euro-Security, (x) the Person entitled to physical delivery of such Euro-Security (which, in the case of a Euro-Security to be received in exchange for all or a portion of a Security in temporary global form, shall be the account holder with the Euroclear Operator or Cedel S.A. to whose account all or such portion of such Security in temporary global form has been credited) shall have furnished a certificate in the form set forth in Exhibit G.1 to this Indenture, dated no earlier than 15 days prior to the date on which such Euro-Security is delivered or, in the case of a Euro-Security to be received in exchange for all or a portion of a temporary global Security, no earlier than 15 days prior to the date on which the Euroclear Operator or Cedel S.A., as the case may be, furnish to the Common Depositary, in accordance with the procedures established in Section 304, a certificate in the form set forth in Exhibit G.2 to this Indenture that relates to all or such portion of such temporary global Security, and (y) the Company does not know or have reason to know that the information contained in such certificate is false. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be physical delivery in connection with its sale during the Restricted Period. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

(ii)    amending clause (c) of the fourth paragraph thereof to read as follows:

(c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

Section 1.4.    Temporary Securities. Section 304 of the Indenture is hereby amended by:

(i)    deleting the word “Euro-clear” in each place where it appears and replacing it with the words “the Euroclear Operator”.

(ii)    deleting the last sentence of the last paragraph thereof.

Section 1.5.    Company’s Option to Effect Defeasance or Covenant Defeasance. Section 1401 of the Indenture is hereby amended to read as follows:

Unless otherwise provided pursuant to Section 301, the Company may at its option by Board Resolution, at any time, with respect to the Securities of any series, elect to have either Section 1402 or Section 1403 be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fourteen.

Section 1.6.    Security Forms. The Security Forms attached as Exhibits to the Indenture are hereby amended by:

(i)    amending the third paragraph below the legends on the face of Exhibit E to read as follows:

This temporary global Security shall be exchanged in whole or from time to time in part for (i) a permanent global Security of this series, without interest coupons, (ii) definitive Bearer Securities of this series [If the temporary global security is interest-bearing, insert—, with interest coupons attached] [If the temporary global Security is not to bear interest prior to Maturity, insert—without interest coupons], (iii) definitive Registered Securities of this series, without interest coupons, or (iv) a combination of the foregoing, provided that the permanent global Security or the definitive Securities so issued in exchange for this temporary global Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of this temporary global Security to be exchanged, and provided further that, unless the Company agrees otherwise, definitive Bearer Securities of this series or definitive Registered Securities of this series will be issued in exchange for this temporary global Security, or any portion hereof, only if prior to the issuance of this temporary global Security, such definitive Bearer Securities or definitive Registered Securities were requested by written notice to the London office of the Security Registrar and the London office of a common depositary (the “Common Depositary”), by or on behalf of a Person who is a beneficial owner of an interest herein, given through Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System (the “Euroclear Operator”), or Centrale de Livraison de Valeurs Mobilieres, S.A. (“CEDEL” S.A.).

(ii)    deleting the word “Euro-clear” in each place where it appears in Exhibit E after the third paragraph below the legends on the face thereof and replacing it with the words “the Euroclear Operator”.

(iii)    amending the sixth paragraph below the legends on the face of Exhibit E to read as follows:

The principal and any [premium or] interest in respect of any portion of this temporary global Security payable [If the temporary global Security is interest-bearing, insert—in respect of an Interest Payment Date or at the Stated Maturity thereof] [If the temporary global Security is not to bear interest prior to Maturity, insert—at Maturity or upon the sale or exchange thereof], in each case occurring prior to the exchange of such portion for a permanent global Security of this series or interests therein or a definitive Registered Security or Securities of this series or a definitive Bearer Security or Securities of this series, as the case may be, will be paid to each of the Euroclear Operator and CEDEL S.A. with respect to the portion of this temporary global Security held for its account only upon compliance with the procedures and certification requirements set forth in the Indenture. If such Interest Payment Date occurs on or after the Exchange Date, the Euroclear Operator or CEDEL S.A., as the case may be, following the receipt of such written certification shall exchange, in accordance with the procedures set forth in the Indenture, the portion of the temporary global Security that relates to such certificate for definitive Securities (which, in the absence of instructions to the contrary, shall be an interest in a permanent global Security).

(iv)    amending the last three lines of the fourth paragraph below the legends on the face of Exhibit F to read as follows:

Person entitled thereto, given through Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System (the “Euroclear Operator”), or Centrale de Livrasions de Valeurs Mobilieres, S.A. (“Cedel”).]

(v)    deleting the word “Euro-clear” in each place where it appears in Exhibit F after the fourth paragraph below the legends on the face thereof and replacing it with the words “the Euroclear Operator”.

(vi)    deleting all references in Exhibits A, B, C, D, E and F to the provisions of Sections 803 and 804 of the Indenture.

Section 1.7.    Forms of Certification. Exhibit G to the Indenture is hereby amended to read in its entirety as set forth in Annex I to this First Supplemental Indenture.

ARTICLE TWO

Section 2.1.    Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 2.2.    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and same instrument.

Section 2.3.    Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 2.4.    Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5.    Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of the Securities of any series established on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this First supplemental Indenture. This First Supplemental Indenture applies only to Securities of a series established on or after the date of this First Supplemental Indenture.

Section 2.6.    Defined Terms.    All terms used in this First Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

CSX CORPORATION
[Seal]
		By:	/s/ David D. Owen
			Name:	David D. Owen
Attest:	/s/ Rachel E. Geiersbach		Title:	Managing Director - Corporate Finance
Assistant Corporate Secretary

[Seal]		THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Trustee

		By:	/s/ R.J. Hall
			Name:	R.J. Hall
			Title:	[Illegible]

Attest:	/s/ Kathleen Perry

[Illegible]

Commonwealth of Virginia

City of Richmond	ss.:

On the 18th day of May, 1992, before me personally came David D. Owen to me known, who, being by me duly sworn, did depose and say that he is a Managing Director - Corporate Finance of CSX Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(Notarial Seal)	/s/ [Illegible]

State of New York

County of Kings	ss.:

On the          day of May, 1992, before me personally came [Illegible]             , to me known, who, being by me duly sworn, did depose and say that he is a [Illegible]             of The Chase Manhattan Bank (National Association), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the By-laws of said corporation, and that he signed his name thereto by like authority.

(Notarial Seal)	/s/ Margaret M. Price

Annex I to First

Supplemental Indenture

EXHIBIT G

[Forms of Certification]

EXHIBIT G.1

[FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE (1) BEARER SECURITY,

(2) SECURITY INITIALLY REPRESENTED BY A TEMPORARY GLOBAL

SECURITY OR (3) INTEREST ON A TEMPORARY GLOBAL SECURITY]

CERTIFICATE

CSX CORPORATION

[Insert title or sufficient description

of Securities)

This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic corporations, domestic partnerships or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (A) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) (a “financial institution”) purchasing for their own account or for resale, or (B) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such financial institutions on the date hereof (and in the case of either clause (A) or (B), each such financial institution hereby agrees on its own behalf or through its agents, that you may advise the Company or the Company’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the Restricted Period (as defined in United States Treasury Regulations Section 1.163-S(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used in this certificate, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on [Insert the Certification Date] as to all of the above-captioned Securities then appearing in your books as being held for our account.

This certificate excepts and does not relate to U.S. $             principal amount of the above-captioned Securities appearing on your books as being held for our account as to which we are not yet able to certify and as to which we understand that exchange and delivery of definitive Securities cannot be made until we are able so to certify.

We understand that this certificate is required in connection with certain tax regulations in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated:	,19 *
* To be dated on or after

,19
[the 15th day before the certification date].

[Name of Account Holder]

(Authorized Signatory)

Name:
Title:

EXHIBIT G.2

[FORM OF CERTIFICATE TO BE GIVEN BY THE EURO-CLEAR OPERATOR AND

CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A

TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST]

CERTIFICATE

CSX CORPORATION

(Insert title or sufficient description

of Securities to be delivered)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from our member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form set out in Exhibit G-1 of the Indenture relating to the above-captioned Securities, as of the date hereof, U.S. $             principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic corporations, domestic partnerships or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person (s)”), (ii) is owned by United States person(s) that are (a) the foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section l.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such financial institutions on the date hereof (and in the case of either clause (a) or (b), each such United States financial institution has agreed on its own behalf or through its agents, that we may advise the Company or the Company’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the Restricted Period (as defined in United States Treasury Regulations Section 1.163-5 (c) (2) (i) (D) (7)) and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used in this certificate, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificate of Member Organizations and (ii) as of the date hereof, we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:	,19 *
* To be dated no earlier than the Certification Date.

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, AS THE OPERATOR OF THE EUROCLEAR CLEARANCE SYSTEM]

[CENTRALE DE LIVRAISON DE VALEURS MOBILIERES S.A.]

By

G-4